EXHIBIT 99.1
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FOR IMMEDIATE RELEASE
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February 4, 2005


FOR MORE INFORMATION, CONTACT:
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John M. Lilly, Treasurer and Chief Financial Officer (413) 747-1465

Nasdaq Symbol - WBKC




WESTBANK CORPORATION REPORTS FOURTH QUARTER EARNINGS


West Springfield, MA -- Westbank Corporation (Nasdaq: WBKC) today reported net income of $1,129,000 or $.23 per diluted share for the quarter ended December 31, 2004, versus the same quarter of 2003 when earnings totaled $1,625,000 or $.33 per diluted share.

For the year ended December 31, 2004, net income totaled $4,611,000 or $.95 per diluted share compared to $6,054,000 or $1.26 per diluted share for the year ended December 31, 2003.

Earnings for the fourth quarter of 2004 included a provision for loan losses of $75,000 versus no provision for the same quarter of 2003. During the most recent quarter, the Corporation recorded a net loss on the sale of securities and loans totaling $8,000 versus a net gain of $490,000 during the fourth quarter of 2003.

As previously reported during the third quarter, the Corporation's 2004 results included the refinancing of the Corporation's Trust Preferred Securities, which required a write-down of $807,000, and a write-down of equity securities deemed to be other than temporarily impaired in the amount of $628,000.

Net interest income for the quarter and year ended December 31, 2004 totaled $5,589,000 and $22,535,000 respectively versus $5,731,000 and $21,767,000 for the quarter and year ended December 31, 2003 respectively. The net interest margin for the year and quarter ended December 31, 2004 was 3.25% and 3.24% respectively versus 3.53% and 3.56% for the same periods of 2003.

Non-interest income for the year and three months ended December 31, 2004 was $3,084,000 and $749,000 respectively, as compared to $3,065,000 and $763,000 for the same periods of 2003.

Operating expenses for the year and quarter ended December 31, 2004 totaled $19,149,000 and $4,603,000 respectively compared to $17,439,000 and $4,504,000 for the same periods of 2003. Included in operating expenses for 2004 is the $807,000 write-down related to the refinancing of the Corporation's prior Trust Preferred Securities previously discussed.

As of December 31, 2004, assets totaled $756.4 million compared to $725.4 million at December 31, 2003, an increase of $31 million. Investments totaled $274.3 million versus $242.1 million, an increase of $32.2 million or 13% over year-end 2003. At year-end 2004, loans totaled $439.4 million compared to $440.8 million at December 31, 2003. During the twelve-month period ended December 31, 2004, the Corporation sold $23.6 million of residential real estate loans in the secondary market. At December 31, 2004, deposits had grown to $590 million versus $537.3 million one year ago, an increase of $52.7 million or 10%.

WESTBANK CORPORATION
For immediate release: February 4, 2005

Nasdaq Symbol - WBKC




Donald R. Chase, President and CEO, said, "During the past year, commercial, commercial mortgage and commercial leasing activity grew by more than $20 million, or 11%, versus year-end 2003." According to Chase, "We believe the increased commercial lending activity, along with the refinancing of our Trust Preferred Securities, will be the impetus needed to begin 2005 on a positive note."

"The refinancing of the Trust Preferred Securities is expected to save the Corporation $787,000 annually, based on the initial interest rates," Chase said.

As of December 31, 2004, the allowance for loan losses totaled $4,356,000, representing .99% of the loans, while non-performing loans totaled $2,135,000, and the Corporation held one property as other real estate owned totaling $630,000. At December 31, 2004, non-performing assets represented 0.37% of total assets.

Stockholders' equity at December 31, 2004 totaled $47,462,000 compared to $45,275,000 at December 31, 2003, representing a book value of $10.06 and a tangible book value of $8.19. The results of the year ended December 31, 2004 represented a return on average assets of .62% and a return on average equity of 9.82%.

Westbank Corporation is the holding company for Westbank of West Springfield, Massachusetts, a commercial bank and trust company operating 18 banking offices in Massachusetts and Connecticut.

Statements included in this discussion and in future filings by Westbank Corporation with the Securities and Exchange Commission, in Westbank Corporation press releases and in oral statements made with the approval of an authorized executive officer, which are not historical or current facts, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Westbank Corporation wishes to caution readers not to place undue reliance on such forward-looking statements that speak only as of the date made. The following important factors, among others, in some cases have affected, and could affect in the future, Westbank Corporation's actual results and could cause Westbank Corporation's actual financial performance to differ materially from that expressed in any forward-looking statement: (1) competitive pressures among depository and other financial institutions may increase significantly;
(2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either national or regional, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards, may adversely affect the business in which the Corporation is engaged; (6) competitors may have greater financial resources and may have developed products that enable such competitors to compete more successfully than the Corporation; and (7) adverse changes may occur in the securities markets or with respect to inflation. The foregoing list should not be construed as exhaustive and Westbank Corporation disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONDENSED CONSOLIDATED BALANCE SHEETS
Westbank Corporation and Subsidiaries

December 31 (Unaudited)
(Dollar amounts in thousands)                          2004              2003
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ASSETS
Cash and due from banks
   Non-interest bearing                             $  12,451         $  14,599
   Interest bearing                                        34                40
Federal funds sold                                        669                39
Securities held to maturity                           112,424               250
Securities available for sale                         161,855           241,812
Loans                                               $ 439,369         $ 440,767
   Less allowance for loan loss                         4,356             4,428
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Net Loans                                             435,013           436,339
Bank premises and equipment                             6,885             6,749
Other real estate owned - net                             630
Intangible assets                                       8,837             8,837
Other assets                                           17,643            16,777
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TOTAL ASSETS                                        $ 756,441         $ 725,442
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LIABILITIES AND EQUITY
Deposits
   Non-interest bearing                             $  84,758         $  76,871
   Interest bearing                                   505,274           460,439
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      Total Deposits                                  590,032           537,310
Funds borrowed                                         97,354           122,204
Other liabilities                                       4,067             3,127
Mandatorily redeemable preferred stock                 17,526            17,526
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   Total Liabilities                                  708,979           680,167
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Stockholders' Equity
   Common stock                                         9,493             9,047
   Unearned compensation -
      restricted stock award                           (1,652)
   Additional paid in capital                          20,377            14,524
   Retained earnings                                   19,958            22,724
   Treasury stock                                        (606)           (1,692)
   Accumulated other comprehensive
      (loss) income                                      (108)              672

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      Total Stockholders' Equity                       47,462            45,275
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TOTAL LIABILITIES AND EQUITY                        $ 756,441         $ 725,442
================================================================================

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Westbank Corporation and Subsidiaries

December 31 (Unaudited)
(Dollar amounts in thousands, except per share data)

                                                     Quarter Ended                     Year Ended
                                                  2004            2003(1)         2004           2003(1)
---------------------------------------------------------------------------------------------------------
Income:
   Interest and fees on loans                  $   6,231       $   6,653       $  24,679       $  28,529
   Interest on federal funds sold                     84               5             101             169
   Interest on securities                          2,698           2,433          12,029           7,154
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                                                   9,013           9,091          36,809          35,852
Interest expense                                   3,424           3,360          14,274          14,085
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Net interest income                                5,589           5,731          22,535          21,767
Provision for (recovery of) loan losses               75                             225            (354)
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Net interest income after provision                5,514           5,731          22,310          22,121
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(Loss)/gain on securities                            (45)            574            (121)          1,138
Gain/(loss) on sale of loans                          37             (84)            478             333
Other non-interest income                            749             763           3,084           3,065
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Total non-interest income                            741           1,253           3,441           4,536
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Operating Expenses:
   Salaries and benefits                           2,586           2,426          10,393           9,741
   Other operating expenses                        1,680           1,676           7,186           6,107
   Occupancy - net                                   337             402           1,570           1,591
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Total operating expenses                           4,603           4,504          19,149          17,439
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Income before income taxes                         1,652           2,480           6,602           9,218
Income taxes                                         523             855           1,991           3,164
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Net Income                                     $   1,129       $   1,625       $   4,611       $   6,054
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Earnings per share
       - Basic                                 $    0.24       $    0.35       $    1.00       $    1.32
       - Diluted                               $    0.23       $    0.33       $    0.95       $    1.26
Weighted average shares outstanding
       - Basic                                 4,704,917       4,624,461       4,606,094       4,597,930
       - Diluted                               4,951,172       4,875,749       4,863,741       4,798,656

(1) Share amounts and earnings per share are adjusted for the 5% stock dividend declared and distributed in May 2004.